UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA 02142
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	SRPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020, the Board of Directors of Sarepta Therapeutics, Inc. (the “Company”) appointed Ian Estepan, the Company’s Senior Vice President, Chief of Staff and Corporate Affairs, as the Company’s Chief Financial Officer, effective as of December 14, 2020. In connection with such appointment, Mr. Estepan was also designated as the Company’s Principal Financial and Accounting Officer. Joseph Bratica, the Company’s Vice President, Corporate Controller, will no longer serve as the Company’s interim Principal Financial and Accounting Officer effective upon Mr. Estepan’s appointment.

Mr. Estepan, age 44, joined the Company in January 2015 as Senior Director, Corporate Affairs. From October 2016 to December 2017, he served as the Company’s Executive Director, Corporate Affairs, and from January 2018 to February 2019, he served as the Company’s Vice President, Chief of Staff and Corporate Affairs. Mr. Estepan has served as the Company’s Senior Vice President, Chief of Staff and Corporate Affairs since February 2019.  Prior to joining the Company, Mr. Estepan managed a portfolio on the buyside at Spectra Financial Group for fifteen years, overseeing a portfolio of pharmaceutical, biotech and medtech equities.  Mr. Estepan holds a Bachelor of Arts in psychology with a concentration in pre-medicine from Columbia University.

In his position as Chief Financial Officer, Mr. Estepan will receive a base salary of $525,000 and a target annual bonus equal to 50% of base salary. In addition, on December 14, 2020, Mr. Estepan will be granted an option to purchase 25,000 shares of the Company’s common stock under the Company’s 2018 Equity Incentive Plan. The option award will vest as to twenty-five percent of the shares on the first anniversary of the grant date and 1/48th of the shares will vest on each monthly anniversary of the grant date thereafter.

On December 11, 2020, David T. Howton informed the Company of his resignation from his position as the Company’s Executive Vice President, General Counsel and Corporate Secretary, effective as of December 14, 2020. Mr. Howton will remain a consultant to the Company through the first quarter of 2021. His decision to resign did not result from any disagreement with the Company on any matter relating to the Company's operations, financial statements, internal controls, policies or procedures. The Company thanks Mr. Howton for his substantial contributions during a transformational period for the Company and wishes him well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: December 14, 2020	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

3